UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9191 Towne Centre Drive, Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01.	Changes in Control of Registrant.

Change in Control

On November 10, 2022, TuSimple Holdings Inc. (the “Company” or “TuSimple”) was notified that, on November 9, 2022, the Company’s stockholders White Marble LLC and White Marble International Limited (collectively, the “Principal Parties”) (i) granted Mr. Mo Chen, who is currently the Executive Chairman of the Company’s board of directors, an irrevocable proxy (the “Proxy”) pursuant to which Mr. Chen has the right to exercise, in his sole discretion, each shareholder’s rights to vote, consent or waive any rights attaching to all equity securities of the Company beneficially owned by the Principal Parties, including with respect to election of directors, and (ii) entered into a voting agreement (the “Voting Agreement”) with Mr. Chen, pursuant to which the Principal Parties will vote, or cause to be voted, all equity securities of the Company beneficially owned by the Principal Parties as directed by Mr. Chen at any regular or special meeting of the Company’s stockholders or in connection with any written consent of the Company’s stockholders. The Proxy will remain in effect until the earlier to occur of (i) the two year anniversary of the date of the Proxy and (ii) mutual agreement among Mr. Chen and the Principal Parties in writing to terminate the Proxy. The Voting Agreement will be terminated upon mutual agreement among Mr. Chen and the Principal Parties. Based on a joint Schedule 13D filed on November 15, 2022 by Mr. Chen, THC International Limited, Mo Star LLC, Brown Jade Holding Limited and Gray Jade Holding Limited (the “Schedule 13D”), no monetary consideration was given or received by any party in exchange for executing the Proxy or the Voting Agreement.

Based on the information provided to the Company as of November 10, 2022, after giving effect to the Proxy, Mr. Chen beneficially owns 19,734,628 shares of the Company’s Class A Common Stock and 24,000,000 shares of the Company’s Class B Common Stock, which together represent the beneficial ownership of approximately 19.5% of the Company’s outstanding Class A Common Stock and approximately 59.0% of the voting power of the outstanding shares of capital stock of the Company. As a result, under the SEC’s rules with respect to the beneficial ownership of securities, Mr. Chen acquired control of the Company as of November 9, 2022.

Controlled Company Exemptions

As discussed above and as disclosed in the Schedule 13D, Mr. Chen controls more than 50% of the voting power of the outstanding shares of capital stock of the Company. As a result, the Company qualifies as a “controlled company” as defined in Listing Rule 5615(c)(1) of The Nasdaq Stock Market LLC (“Nasdaq”) and may elect not to comply with certain corporate governance standards, including the requirements (i) that a majority of its board of directors consist of independent directors, (ii) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) that director nominees must either be selected or recommended for the board’s selection either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If the Company ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq, the Company will be required to comply with these standards and, depending on the board of directors’ independence determination with respect to its then-current directors, the Company may be required to add additional directors to its board of directors in order to achieve such compliance within the applicable transition periods.

The Company intends to elect all available controlled company exemptions under the Nasdaq Listing Rules.

Under Nasdaq and SEC rules, the Company will continue to be required to have an audit committee comprised of at least three independent directors. In addition, under The Committee on Foreign Investment in the United States National Security Agreement (the “NSA”) entered into between the Company and certain entities of the U.S. Government in February 2022, the Company is required to have one director who is designated as the Security Director under the NSA. The Company intends to appoint independent directors to the audit committee and a Security Director as soon as possible.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Company’s Form 8-K filed on November 10, 2022, the Company’s board of directors on November 10, 2022 removed Ersin Yumer as interim Chief Executive Officer and President of the Company.

In connection with Mr. Yumer’s removal, the Company entered into a separation and release agreement (the “Separation Agreement”) with Mr. Yumer on November 15, 2022, which provides that Mr. Yumer’s employment with the Company will end on November 25, 2022 (the “Separation Date”). The Separation Agreement further provides Mr. Yumer with (i) a lump sum payment of $340,800, which represents 80% of Mr. Yumer’s annual base salary, (ii) subsidized COBRA coverage for up to eighteen (18) months and (iii) an additional six (6) months vesting of outstanding equity awards with performance goals and other vesting criteria to be deemed satisfied in accordance with the terms of the applicable award agreement. The foregoing benefits and entitlements under the Separation Agreement are subject to Mr. Yumer’s execution and nonrevocation of a release of claims in favor of the Company.

The above description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported on the Company’s Form 8-K filed on November 10, 2022, White Marble LLC, White Marble International Limited, Gray Jade Holding Limited, THC International Limited and Brown Jade Holding Limited, which together are the record holders of a majority of the voting power of the outstanding shares of capital stock of the Company, on November 10, 2022 provided their consent to the removal of Brad Buss, Karen C. Francis, Michelle Sterling and Reed Werner from the Company’s board of directors, in accordance with the Company’s Amended and Restated Certificate of Incorporation, by means of an action by written consent pursuant to Section 228 of the Delaware General Corporation Law. The Company did not participate in the foregoing solicitation and action by written consent.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between TuSimple Holdings, Inc. and Ersin Yumer, dated November 15, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Interim Chief Financial Officer

Dated: November 16, 2022